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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: June 30, 2007
                                          -------------

                                  AcuNetx, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

             Nevada                   0-27857                    88-0249812
             ------                   -------                    ----------
 (State or other jurisdiction       (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)

                         2301 W. 205th Street, Suite 205
                               Torrance, CA 90501
                               ------------------
                    (Address of principal executive offices)

              The Company's telephone number, including area code:

                                 (310) 328-0477

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On June 30, 2007, OrthoNetx, Inc., a subsidiary of AcuNetx, Inc., entered into an Agreement for Extension and Amendment of Note (the "Agreement") with Randolph C. Robinson, M.D., a former director of the Company ("Robinson"). Under the Agreement, the Company's subsidiary, OrthoNetx, Inc. executed an Amended and Extended Promissory Note in favor of Robinson, in the principal amount of $268,551.25. The new note replaces a Promissory Note issued by OrthoNetx, Inc., on January 30, 2005 in the original principal amount of $300,000. The new note bears interest at 13% per annum, and provides for payments of interest only until February 1, 2008, at which time payments of principal and interest will commence based on a 36- month amortization. All principal and interest is due on August 1, 2009.

      Under the Agreement, AcuNetx entered into a Commercial Guaranty under which it guaranteed payment of the Note. Also, Robinson entered into a Termination of Guaranty in favor of Terry Knapp, a director of the Company, in which Robinson released Knapp from his guaranty of the original Note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

Exhibit
Number       Description
------       -----------
99.1         Agreement for Extension and Amendment of Note, dated June 30, 2007
99.2         Amended and Extended Promissory Note, dated June 30, 2007
99.3         Commercial Guaranty, dated June 30, 2007
99.4         Termination of Guaranty, dated June 30, 2007

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          AcuNetx, Inc., a Nevada
                                          corporation

                                          By: /s/ Ronald A. Waldorf
                                              ---------------------
                                              Ronald A. Waldorf, President

Date: July 27, 2007